UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2008

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Mid-Section

Great China International Exchange Square

No. 1 Fuhua 1 Road

Futian District

Shenzhen, PRC 518034

(Address of principal executive offices) (Zip Code)

011-86-451-8666-6601

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2008, American Oriental Bioengineering, Inc. (“AOB”) entered into and consummated a Purchase Agreement (the “Agreement”) with Beijing Century East Fuel Power Science & Technology Research and Development Co., a PRC company (the “Seller”), for the purchase of buildings occupying 14,615 square meters on 22,008 square meters of land (or the equivalent of buildings occupying 157,314 square feet on 5.4 acres of land) located in the New Economic & Technology Development Zone in Beijing, P.R.C. As part of the purchase, the Seller transferred and conveyed its rights in the land on which the buildings are located to AOB. The land use rights certificate is for a period of 50 years and expires on December 30, 2054.

The purchase price was $69.98 million in cash. The source of the cash used for the purchase was from working capital of AOB. There is no material relationship between AOB or its affiliates and the Seller. AOB intends to use the properties as a Convention and Training Center.

Item 2.01	Completion of Acquisition or Disposition of Assets

The terms of the acquisition of assets pursuant to the Agreement described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.

By:	/s/ Tony Liu
Name:	Tony Liu
Title:	Chief Executive Officer and Chairman of the Board of Directors

Dated: January 7, 2009